As filed with the Securities and Exchange Commission on September 27, 1999
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              GUILFORD MILLS, INC.
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                     13-1995928
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)

                             4925 WEST MARKET STREET
                        GREENSBORO, NORTH CAROLINA 27407
                                 (336) 316-4000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                              GUILFORD MILLS, INC.
                             1991 STOCK OPTION PLAN
                              (Full Title of Plan)

                                CHARLES A. HAYES
                                 GUILFORD MILLS
                            CHAIRMAN OF THE BOARD AND
                             CHIEF EXECUTIVE OFFICER
                             4925 WEST MARKET STREET
                        GREENSBORO, NORTH CAROLINA 27407
                                 (336) 316-4000
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)
                                   Copies to:

                             JEFFREY E. TABAK, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
    Title of Each Class of Securities to be           Amount to be        Proposed Maximum    Proposed Maximum       Amount of
                  Registered                        Registered (1)(3)    Offering Price Per  Aggregate Offering  Registration Fee
                                                                            Share (2)(3)        Price (2)(3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.02 per share              250,000 shares           $9.0625            $2,265,625             $630
(including Preferred Stock Purchase Rights) (3)
====================================================================================================================================
(1)        Plus such indeterminate number of shares of Common Stock of the
           Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with
           Rule 416 under the Securities Act of 1933.
(2)        Estimated pursuant to Rule 457(h) and Rule 457(c) under the
           Securities Act of 1933, based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York
           Stock Exchange on September 24, 1999.
(3)        Prior to the occurrence of certain events, the Preferred Stock
           Purchase Rights will not be evidenced separately from the Common
           Stock; the value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
====================================================================================================================================

                                EXPLANATORY NOTE

           This Registration Statement registers 250,000 additional shares of common stock of Guilford Mills, Inc. (the "Company"), par value $.02 per share (the "Common Stock"), for issuance pursuant to Options or Rights as defined in and granted under the Company's 1991 Stock Option Plan, as amended. The contents of an earlier Registration Statement on Form S-8 in respect of the Company's 1991 Stock Option Plan, as filed with the Securities and Exchange Commission on April 10, 1992, Registration No. 33-47109 are hereby incorporated by reference.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greensboro, State of North Carolina, on this 27th day of September, 1999.

                                GUILFORD MILLS, INC.

                                By:            Terrence E. Geremski
                                   --------------------------------------------
                                        Name:  Terrence E. Geremski
                                        Title: Executive Vice President
                                               and Chief Financial Officer

                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terrence E. Geremski, Robert A. Emken, Jr., or any of them, each acting individually, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Signature                                               Title                                          Date
           ---------                                               -----                                          ----

Charles A. Hayes                                         Chairman of the Board                              September 27, 1999
----------------------------------                       of Directors and Chief Executive
Charles A. Hayes                                         Officer (Principal Executive Officer)


John A. Emrich                                           Director; President                                September 27, 1999
----------------------------------                       and Chief Operating Officer
John A. Emrich

Terrence E. Geremski                                     Director; Executive                                September 27, 1999
----------------------------------                       Vice President and Chief Financial
Terrence E. Geremski                                     Officer (Principal Financial
                                                         and Accounting Officer)


George Greenberg                                         Vice Chairman of the                               September 27, 1999
----------------------------------                       Board of Directors
George Greenberg

Tomokazu Adachi                                          Director                                           September 27, 1999
----------------------------------
Tomokazu Adachi



Donald B. Dixon                                           Director                                          September 27, 1999
----------------------------------
Donald B. Dixon


                                                          Director                                          September __, 1999
----------------------------------
Paul G. Gillease


Bruno Hofmann                                             Director                                          September 27, 1999
----------------------------------
Bruno Hofmann


Stephen C. Hassenfelt                                     Director                                          September 27, 1999
----------------------------------
Stephen C. Hassenfelt


                                                          Director                                          September __, 1999
----------------------------------
Sherry R. Jacobs


Stig A. Kry                                               Director                                          September 27, 1999
----------------------------------
Stig A. Kry


Grant M. Wilson                                           Director                                          September 27, 1999
----------------------------------
Grant M. Wilson


Jacobo Zaidenweber                                        Director                                          September 27, 1999
----------------------------------
Jacobo Zaidenweber


                                  EXHIBIT INDEX

EXHIBIT NO.                    DESCRIPTION
-----------               -----------------------------------------------------
      4(a)        -       Restated Certificate of Incorporation of the
                          Company, dated June 8, 1999 (incorporated by reference to Exhibit 3 to the Company's Quarterly
                          Report on Form 10-Q for the fiscal quarter ended
                          July 4, 1999 (the "7/4/99 10-Q")).

      4(b)        -       By-Laws of the Company, as amended through
                          November 5, 1998 (incorporated by reference to
                          Exhibit (3)(b) to the Company's Annual Report on
                          Form 10-K for the fiscal year ended September 27, 1998 (the "1998 10-K")).

      4(c)        -       Rights Agreement dated as of August 23, 1990
                          between the Company and The First National Bank of Boston, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Current
                          Report on Form 8-K filed with the SEC on September 7, 1990).

      4(d)        -       Appointment of Successor Rights agent, dated
                          January 28, 1994, between the Company and
                          Wachovia Bank of North Carolina, N.A.
                          (incorporated by reference to Exhibit 4(e) to the Company's Annual Report of Form 10-K for the fiscal Year ended October 1, 1995).

      4(e)        -       Appointment of Successor Rights Agent, dated as
                          of April 1, 1999, between the Company and American Stock Transfer & Trust Company
                          (incorporated by reference to Exhibit 4(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 1999).

      23          -       Consent of Arthur Andersen LLP.  (filed herewith)

      24          -       Power of Attorney (included as part of the signature
                          page to this Registration Statement and incorporated herein by reference).

      99(a)       -       Guilford Mills, Inc. 1991 Stock Option Plan (the "1991
                          Plan") (incorporated by reference to Exhibit 28(a) to the Company's Registration statement on Form S-8
                          (Registration No. 33-47109) filed with the SEC on April 10, 1992 (the "1992 Form S-8")).

      99(b)       -       Amendments to the 1991 Plan (incorporated by
                          reference to Exhibit 3 to the Company's Quarterly
                          Report on Form 10-Q for the fiscal quarter ended
                          March 30, 1997).

      99(c)       -       Amendment to the 1991 Plan (incorporated by reference
                          to Exhibit (10)(f) to the 1998 10-K).

      99(d)       -       Amendment to the 1991 Plan (incorporated by reference
                          to Exhibit (10)(b) to the 7/4/99 10-Q).

      99(e)       -       Form of Stock Option Contract for key employees in the
                          1991 Plan (relating to incentive stock options)
                          (incorporated by reference to Exhibit 28(b) to the 1992 Form S-8).

      99(f)       -       Form of Stock Option Contract for Director
                          participants in the 1991 Plan (incorporated by reference to Exhibit 28(d) to the 1992 Form S-8).

      99(g)       -       Form of Stock Option Contract between the Company and
                          certain of its officers pursuant to the 1991 Plan
                          (incorporated by reference to Exhibit 10(b) to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 1997 (the "6/29/97 10-Q")).

      99(h)       -       Form of Stock Option Contract between the Company and
                          certain of its key employees pursuant to the 1991 Plan
                          (incorporated by reference to Exhibit 10(c) the 6/29/97 10-Q).